Exhibit 99.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

AMENDMENT TO

1999 COLLABORATIVE RESEARCH, DEVELOPMENT

AND LICENSE AGREEMENT

THIS AMENDMENT TO 1999 COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT (the “Amendment”) is entered into as of May 31, 2013 (the “Effective Date”) by and between ACADIA PHARMACEUTICALS INC., a Delaware corporation (“ACADIA”) with offices at 3911 Sorrento Valley Blvd., San Diego, CA 92121, and ALLERGAN SALES, LLC (FKA ALLERGAN SALES, INC.), a limited liability company organized in the State of California, with offices at 2525 Dupont Drive, Irvine, CA 92612, and ALLERGAN, INC., a company incorporated in the State of Delaware, with offices at 2525 Dupont Drive, Irvine, CA 92612 (hereinafter collectively, “Allergan”).

RECITALS

WHEREAS, Allergan Pharmaceuticals (Ireland) Limited Inc., a Panamanian corporation, Allergan Sales, Inc. and Allergan Inc. and ACADIA previously entered into that certain Collaborative Research, Development and License Agreement, dated July 26, 1999 (the “1999 Agreement”), pursuant to which the parties conducted collaborative research regarding [*…***…] muscarinic compounds for the treatment or prevention of ocular disease;

WHEREAS, the parties have previously named compound AC-262992 as a Collaboration Lead Compound under the 1999 Agreement (the “Existing Lead Compound”);

WHEREAS, the parties wish to continue their research collaboration on […***…] muscarinic selective compounds for eye-care indications as set forth below; and

WHEREAS, the parties wish to amend the 1999 Agreement with respect to the treatment of […***…] muscarinic compounds that may be advanced pursuant the 1999 Agreement.

NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Amendment, the parties hereby agree as follows (capitalized terms used in this Amendment that are not defined have the meaning given to such terms in the 1999 Agreement):

1. Collaboration Lead Compounds.

a. Allergan has been pursuing research on ACADIA compound […***…] (the “Advanced Compound”) and wishes the Advanced Compound to be treated as a Collaboration Lead Compound under the 1999 Agreement as of the Effective Date. Allergan hereby makes such selection in writing and agrees to pay […***…] to ACADIA for such selection. This is the fee for […***…]. Any further advancement of the Advanced Compound shall be subject to the milestone payments set forth in Section 7.3(a) of the 1999 Agreement, as amended by this Amendment.

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b. In addition to the Advanced Compound, ACADIA hereby grants Allergan the right to select 1 additional compound from the below list to be treated as an additional Collaboration Lead Compound under the 1999 Agreement, provided that such election must be made in writing by [*…***…] and that the required fee of […***…] is paid by Allergan to ACADIA following any such election. The compounds that are available to be selected as a Collaboration Lead Compound are as follows:

[***]	[***]
[…***…]	[…***…	]
[…***…]	[…***…	]
[…***…]	[…***…	]
[…***…]	[…***…	]
[…***…]	[…***…	]

2. Amendments to 1999 Agreement.

a. The parties agree to amend the 1999 Agreement by removing Allergan Pharmaceuticals (Ireland) Limited, Inc. as a party to the Agreement, and by deleting (i) the parenthetical from the introductory language in Section 7.3(a) and (ii) all of Section 7.3(b) of the 1999 Agreement. The amended Section 7.3(a) shall be in effect for future milestones achieved after the Effective Date with respect to each Collaboration Lead Compound. For the avoidance of doubt, the changes to the milestone payment amounts shall not be […***…], with respect to […***…]. As amended, Section 7.3 of the 1999 Agreement shall read in its entirety as follows:

“7.3	Milestone Payments

(a) Within ten (10) days after achievement by Allergan, its Affiliates, sublicensees, partners, collaborators or other Third Parties designated by Allergan, of each of the following milestones with respect to each Collaboration Lead Compound Allergan shall pay ACADIA the following non-refundable milestones:

Milestone Event	Amount of Payment
[…***…]	[…***…	]
[…***…]	[…***…	]
[…***…]	[…***…	]

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[…***…].”

3. Patent Costs. Allergan shall reimburse ACADIA for […***…] of all reasonable out of pocket legal expenses incurred by ACADIA that are associated with the filing and prosecuting of (i) all Collaboration Patents having one or more claims covering the Advanced Compound, and (ii) any ACADIA Patents having one or more claims covering the Advanced Compound. In the event that Allergan selects an additional Collaboration Lead Compound pursuant to Section 1.b. of this Amendment, then Allergan shall reimburse ACADIA for […***…] of all reasonable out of pocket legal expenses incurred by ACADIA that are associated with the filing and prosecuting of (i) all Collaboration Patents having one or more claims covering such compound, and (ii) any ACADIA Patents having one or more claims covering such compound.

4. Bankruptcy. All rights and licenses granted under the 1999 Agreement, and any amendments to that agreement, will be considered for purposes of Section 365(n) of 11 U.S.C. (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The parties agree that a licensee of such rights under the 1999 Agreement will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a licensor seeks or is involuntarily placed under the protection of the Bankruptcy Code, and the trustee in bankruptcy rejects the 1999 Agreement, the licensee hereby elects, pursuant to Section 365(n), to retain all rights granted to it under the 1999 Agreement to the extent permitted by law.

5. Full Force and Effect. Except as it may specifically be amended by this Amendment, the 1999 Agreement, as amended to date, shall remain in full force and effect. If there is any inconsistency or conflict between any provision in this Amendment and the 1999 Agreement, as amended to date, the provision in this Amendment shall control

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6. Miscellaneous. This Amendment may be signed in counterparts, each of which shall be deemed an original, all of which taken together shall be deemed one instrument. This Amendment shall be governed by the laws of the State of California as such laws are applied to contracts entered into or to be performed entirely within such state.

IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT TO 1999 COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT.

ACADIA PHARMACEUTICALS INC.		ALLERGAN SALES, LLC,

By:	/s/ Thomas H. Aasen	By:	/s/ Scott M. Whitcup, MD
Name: Title:	Thomas H. Aasen Executive Vice President, Chief Business Officer and Chief Financial Officer	Name:	/s/ Scott M. Whitcup, MD
		Title:	Vice President

ALLERGAN, INC.

		By:	/s/ Scott M. Whitcup, MD

		Name:	/s/ Scott M. Whitcup, MD

		Title:	Executive Vice President Research and Development; Chief Scientific Officer

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